UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2005

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective July 27, 2005, the Board of Directors of Piper Jaffray Companies (the "Company") has approved the establishment of a lead director position and has revised its director compensation program to include an additional annual cash retainer of $8,000 for the lead director. The Board appointed Samuel L. Kaplan, a current member of the Board, to serve as lead director. Mr. Kaplan will receive a pro rata amount of the $8,000 annual retainer for his service as lead director for the remainder of 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 27, 2005, the Board of Directors of the Company has increased the size of the Board by one, to eight directors, and has elected Jean M. Taylor to serve as a director of the Company. Ms. Taylor is the President of Taylor Corporation, a privately held group of approximately 80 affiliated entrepreneurial companies engaged in marketing, fulfillment, personalization and printing services. These businesses operate throughout North America, Europe and Australia and together employ more than 15,000 employees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

July 28, 2005	By:	/s/ James L. Chosy

Name: James L. Chosy
Title: General Counsel and Secretary